Exhibit 99.1

                                  NEWS RELEASE

CONTACT: Patrick Scanlon, Senior Vice President, Controller Penseco Financial Services Corporation
                  (570) 346-7741


FOR RELEASE:      4:00 P.M. Eastern Time:  February 29, 2008


   Penseco Financial Services Corporation Reports Increased Earnings of 11.5%
                                    for 2007


SCRANTON, PA, February 29 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company reported net income for the three months ended December 31, 2007 increased $147,000 or 14.7% to $1,147,000 compared with $1,000,000 for the three months ended December 31, 2006. The increase in net income is attributed to higher loans, which was somewhat offset by increased interest expense. Earnings for the three months ended December 31, 2007 were impacted by a fourth quarter charge related to lawsuits against VISA Inc., which VISA member banks must recognize a contingent liability to indemnify VISA Inc. as described further herein. The Company, as a member bank, recorded a total expense of $497,000, which is $328,000 net of tax, or $0.15 per share. Upon successful completion of an anticipated public offering by VISA Inc. in 2008, the Company expects the value on its converted shares to exceed the aggregate amount of these charges. Currently, the Company holds 78,122 shares of VISA class USA common stock. Net interest income after provision for loan losses increased $209,000 or 4.1% mainly from higher loan income of $553,000 or 8.8% offset by lower investment income along with higher interest expense.

For the twelve months ended December 31, 2007, net income increased $690,000 or 11.5% to $6,698,000 or $3.12 per share compared with the year ago period of $6,008,000 or $2.80 per share. Net interest income after provision for loan losses increased $498,000 or $2.4% to $20,933,000 for the twelve months ended December 31, 2007 compared to $20,435,000 for 2006. Net interest income increased mainly from higher net loan growth of $34.2 million which was driven by a mix of fixed and variable loans backed by real estate offset by lower investment income and a higher loan loss provision compared to 2006 levels.


Other Income

Other income decreased $79,000 or 3.8% to $1,981,000 for the three months ended December 31, 2007, compared to $2,060,000 from the year ago period, primarily due to the gain on securities of $319,000 in 2006. Service charges on deposit accounts increased $32,000 or 14.2% mainly due to our free checking program. Merchant transaction income increased $134,000 or 18.6% due to increased transaction volume and new business. Other fee income increased $50,000 or 14.1% mainly from higher brokerage fee income of $21,000.

Other income increased $515,000 or 6.3% to $8,720,000 during the twelve months of 2007, from $8,205,000 for the same period of 2006. Service charges on deposit accounts increased $154,000 or 17.9 %, primarily due to increased service charge collections during 2007. Merchant transaction income increased $309,000 or 7.8%, mainly due to increased transaction volume and new business. Income from Bank-Owned Life Insurance (BOLI) increased $260,000 to $314,000 in 2007 from $54,000 in 2006. The BOLI was purchased in the fourth quarter of 2006. Gains on the sale of securities decreased $270,000 to $49,000 in 2007 from $319,000 in 2006.


Other Expenses

VISA Contingency

In October 2007, Penn Security Bank and Trust Company, as a member of VISA U.S.A. Inc. received shares of restricted stock in VISA, Inc. as a result of a global restructuring of VISA in preparation for an initial public offering in 2008.

In connection with this, VISA member banks are required to recognize a contingent obligation to indemnify VISA under its revised bylaws for potential losses arising from certain antitrust litigation, at the estimated fair value of such obligation, in accordance with FASB Interpretation No. 45. The Company recorded a $497,000 charge or $328,000, net of tax, in the fourth quarter of 2007. The Company will continue to monitor these litigation matters and record any change in the liability upon additional information becoming available. Upon successful completion of the anticipated public offering in 2008, VISA will establish an escrow account for the litigation, funded by a partial redemption of member shares for cash (limited to the amount of the obligation recorded). The Company expects that the value it will receive on these converted shares will exceed the aggregate amount of its fourth quarter charge.

Total other expense decreased $95,000 or 1.6% to $5,888,000 for the three months ended December 31, 2007 compared to $5,983,000 for the same period of 2006. Salaries and employee benefits expense decreased $1,086,000 mainly due to the $1,119,000 charge recorded in the fourth quarter of 2006 in connection with the Voluntary Early Retirement Initiative ("VERI"). Expense of premises and equipment increased $48,000 or 8.2%. Merchant transaction expense increased $116,000 or 19.4% due to higher transaction volume and new business. Other operating expenses increased $827,000 due to increased advertising expense of $146,000, contributions of $137,000 and the $497,000 liability recorded for the VISA lawsuits discussed above, which is expected to be a one time charge.

Total other expenses increased $294,000 or 1.4% to $21,331,000 during 2007 compared with $21,037,000 the same period of 2006. Salaries and employee benefits decreased $1,197,000 or 11.6%, primarily due to a one time charge of $1,119,000 recorded in the fourth quarter of 2006 in connection with the VERI program. Merchant transaction expenses increased $217,000 or 6.9%, due to increased transaction volume. Other operating expenses increased $1,085,000 or 20.9%, largely due to increases in advertising expenses of $233,000 and contributions of $100,000 in addition to a $497,000 liability recorded for the VISA lawsuits discussed above, which is expected to be a one time charge.


Income Tax Expense

For the three months ended December 31, 2007 applicable income taxes increased $78,000 due to increased operating income offset by higher tax-free income. For the twelve months ended December 31, 2007 applicable income taxes increased $29,000 or 1.8% to $1,624,000 in 2007 compared to $1,595,000 in 2006, due to increased  operating  income  partly  offset  by  higher  tax-free  income.  The
Company's effective income tax rate has been affected by the Company's income being derived in part from BOLI appreciation, as well as tax-free interest.


Asset Quality

Non-accrual loans decreased $1,570,000 at December 31, 2007. This decrease was primarily due to the resolution of a single borrower relationship outstanding in 2006. The allowance for loan losses at December 31, 2007 was $4,700,000 or 1.16% of total loans compared to $4,200,000 or 1.14% of total loans at December 31, 2006. Management continues to believe the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $1,610,000 and $3,180,000 at December 31, 2007 and December 31, 2006,
respectively. The decrease in 2007 was primarily due to the resolution of a single borrower relationship outstanding in 2006. If interest on those loans had been accrued, such additional income would have been $153,000 and $290,000 for the twelve months ended December 31, 2007 and December 31, 2006, respectively. Interest income on those loans, which is recorded only when received, amounted to $17,000 and $10,000 for December 31, 2007 and December 31, 2006,
respectively. There are no commitments to lend additional funds to borrowers whose loans are on non-accrual status.

The Company does not engage in any sub-prime or ALT-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans.

                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                 Twelve Months Ended
                                            December 31,     December 31,     Increase        %
                                           --------------   --------------
(in thousands, except per share amounts)        2007             2006             $         Change
-------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
  Return on Average Assets                        1.15%            1.07%                      7.48%
  Return on Average Equity                        9.75%            9.15%                      6.56%

STOCKHOLDERS' VALUE
  Net Income                                  $   6,698        $   6,008      $    690       11.48%
  Earnings per share                               3.12             2.80          0.32       11.43%
  Dividends Per Share                              1.58             1.50          0.08        5.33%
  Book Value Per Share                            32.45            30.99          1.46        4.71%
  Market Value Per Share                          39.50            42.75         -3.25       -7.60%
  Market Value/Book Value Ratio                 121.73%          137.95%                    -11.76%
  Price Earnings Multiple                        12.66x           15.27x                    -17.09%
  Dividend Payout Ratio                          50.64%           53.57%                     -5.47%
  Dividend Yield                                  4.00%            3.51%                     13.96%

SAFETY AND SOUNDNESS
  Stockholders' Equity/Assets Ratio              12.00%           11.68%                      2.74%
  Total Capital/Risk Weighted Assets             19.89%           19.65%                      1.22%
  Tier 1 Capital/Risk Weighted Assets            18.65%           18.49%                      0.87%
  Tier 1 Capital/Average Assets                  12.11%           11.93%                      1.51%
  Allowance for Loan Loss as
    a Percent of Loans                            1.16%            1.14%                      1.75%
  Allowance for Loan Loss/
    Non-accrual Loans                           291.93%          132.08%                    121.03%
  Non-accrual Loans/Total Loans                   0.40%            0.86%                    -53.49%
  Non-performing Loans/
    Total Loans                                   0.52%            0.98%                    -46.94%

BALANCE SHEET HIGHLIGHTS
  Total Assets                                $ 580,793        $ 569,821      $ 10,972        1.93%
  Total Investments                             145,448          166,080       -20,632      -12.42%
  Net Loans                                     399,939          365,722        34,217        9.36%
  Allowance for Loan Losses                       4,700            4,200           500       11.90%
  Total Deposits                                416,533          413,800         2,733        0.66%
  Stockholders' Equity                           69,715           66,571         3,144        4.72%

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                              December 31,        December 31,
                                                                  2007                2006
                                                            ----------------    ----------------
ASSETS
Cash and due from banks                                        $  10,677           $  12,999
Interest bearing balances with banks                                 967               1,779
Federal funds sold                                                     -                   -
                                                            ----------------    ----------------
  Cash and Cash Equivalents                                       11,644              14,778
Investment securities:
  Available-for-sale, at fair value                               77,328              91,705
  Held-to-maturity (fair value of $69,491
    and $75,120, respectively)                                    68,120              74,375
                                                            ----------------    ----------------
  Total Investment Securities                                    145,448             166,080
Loans, net of unearned income                                    404,639             369,922
  Less: Allowance for loan losses                                  4,700               4,200
                                                            ----------------    ----------------
  Loans, Net                                                     399,939             365,722
Bank premises and equipment                                        9,323               9,471
Other real estate owned                                                -                   -
Accrued interest receivable                                        3,558               3,632
Cash surrender value of life insurance                             7,368               7,054
Other assets                                                       3,513               3,084
                                                            ----------------    ----------------
  Total Assets                                                 $ 580,793           $ 569,821
                                                            ================    ================
LIABILITIES
Deposits:
  Non-interest bearing                                         $  73,926           $  71,585
  Interest bearing                                               342,607             342,215
                                                            ----------------    ----------------
  Total Deposits                                                 416,533             413,800
Other borrowed funds:
  Repurchase agreements                                           20,492              13,441
  Short-term borrowings                                           13,201               5,486
  Long-term borrowings                                            55,966              65,853
Accrued interest payable                                           1,498               1,472
Other liabilities                                                  3,388               3,198
                                                            ----------------    ----------------
  Total Liabilities                                              511,078             503,250
                                                            ----------------    ----------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value, 15,000,000 shares
  authorized, 2,148,000 shares issued and outstanding)                21                  21
Surplus                                                           10,819              10,819
Retained earnings                                                 59,697              56,393
Accumulated other comprehensive income                              (822)               (662)
                                                            ----------------    ----------------
  Total Stockholders' Equity                                      69,715              66,571
                                                            ----------------    ----------------
  Total Liabilities and Stockholders' Equity                   $ 580,793           $ 569,821
                                                            ================    ================

                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                Three Months Ended           Twelve Months Ended
                                                                   December 31,                  December 31,
                                                          ----------------------------  ---------------------------
                                                              2007           2006           2007           2006
                                                           ----------     -----------    ----------     ----------
INTEREST INCOME
Interest and fees on loans                                  $  6,808       $  6,255       $ 26,429       $ 23,374
Interest and dividends on investments:
  U.S. Treasury securities and U.S. Agency obligations           872          1,182          3,731          5,360
  States & political subdivisions                                766            730          2,944          2,688
  Other securities                                                82             90            404            340
Interest on Federal funds sold                                    23              -            456              -
Interest on balances with banks                                   51             40            365            160
                                                           ----------     -----------    ----------     ----------
  Total Interest Income                                        8,602          8,297         34,329         31,922
                                                           ----------     -----------    ----------     ----------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                    470            603          2,010          1,408
Interest on other deposits                                     1,780          1,566          7,365          6,204
Interest on other borrowed funds                                 879            857          3,364          3,442
                                                           ----------     -----------    ----------     ----------
  Total Interest Expense                                       3,129          3,026         12,739         11,054
                                                           ----------     -----------    ----------     ----------
  Net Interest Income                                          5,473          5,271         21,590         20,868
Provision for loan losses                                        129            136            657            433
                                                           ----------     -----------    ----------     ----------
  Net Interest Income After Provision for Loan Losses          5,344          5,135         20,933         20,435
                                                           ----------     -----------    ----------     ----------
OTHER INCOME
Trust department income                                          375            370          1,535          1,483
Service charges on deposit accounts                              258            226          1,014            860
Merchant transaction income                                      854            720          4,256          3,947
Other fee income                                                 404            354          1,472          1,423
Bank-owned life insurance                                         79             54            314             54
Other operating income                                            11             17             80            119
Realized (losses) gains on securities, net                         -            319             49            319
                                                           ----------     -----------    ----------     ----------
  Total Other Income                                           1,981          2,060          8,720          8,205
                                                           ----------     -----------    ----------     ----------
OTHER EXPENSES
Salaries and employee benefits                                 2,317          3,403          9,118         10,315
Expense of premises and equipment, net                           631            583          2,586          2,397
Merchant transaction expenses                                    714            598          3,358          3,141
Other operating expenses                                       2,226          1,399          6,269          5,184
                                                           ----------     -----------    ----------     ----------
  Total Other Expenses                                         5,888          5,983         21,331         21,037
                                                           ----------     -----------    ----------     ----------
Income before income taxes                                     1,437          1,212          8,322          7,603
Applicable income taxes                                          290            212          1,624          1,595
                                                           ----------     -----------    ----------     ----------
  Net Income                                                $  1,147       $  1,000       $  6,698       $  6,008
                                                           ==========     ===========    ==========     ==========
Earnings per Common Share
  (Based on 2,148,000 shares outstanding)                   $   0.54       $   0.47       $   3.12       $   2.80
Cash Dividends Declared Per Common Share                    $   0.47       $   0.45       $   1.58       $   1.50

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.